poa-page.txt
POWER OF ATTORNEY


        I KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Erin Page hereby appoints TONY L. WOLK to be the undersigned's true and lawfulattorney, and in his name, place and stead to execute, acknowledge, deliver and file Forms 3, 4 and 5 (including amendments thereto)with respect to securities of universal American corp. (the "COMPANY"), required to be filed with the securities and Exchange commission, national securities exchanges and the company pursuant to section 16(a)of the securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, granting to Tony L. walk full power and authority to perform all acts necessary to the completion of such purposes.

           The undersigned agrees that the attorney-in-fact herein, Tony L. wolk, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects)that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5
(including amendments thereto)and agrees to reimburse the company and the attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

           The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.


           The undersigned agrees and represents to those dealing with its attorney-in-fact herein, Tony L. Wolk, that this
 Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact.

WITNESS THE EXECUTED HEREOF this 6th day of March 2013.

By:


/s/ Erin Page
Name:  Erin Page


Page 1